Exhibit 99.1

CIT Reports First Quarter 2021 Results NEW YORK –April 28, 2021 – CIT Group Inc. (NYSE: CIT) today reported first quarter 2021 financial results.
Financial Results

First quarter net income to common shareholders of $301 million or $3.04 per diluted common share.

Excluding noteworthy items[1], first quarter net income available to common shareholders of $245 million or $2.47 per diluted common share, reflecting a net benefit in the provision for credit losses of $117 million ($0.90 per diluted common share) resulting from a low level of net charge-offs and a net reserve release, primarily due to improving macroeconomic forecasts.

Noteworthy items included an after-tax gain on sale of investment securities of $61 million or $0.62 per diluted common share and FCB merger costs of $5 million (after-tax) or $0.05 per diluted common share.

Chairwoman and CEO Commentary

“It was a strong start to 2021. First quarter operating results benefited from lower credit costs and operating expenses as economic conditions improved and our cost reduction initiatives took hold,” said CIT Chairwoman and Chief Executive Officer Ellen R. Alemany.  “We continued to optimize our balance sheet and reduced deposit costs across all channels, and we strategically repositioned our investment securities portfolio and strengthened our CET1 capital ratio to 10.9%, exceeding our target.”

Alemany continued, “Looking forward, our businesses are well positioned to support customers as they continue to recover from the economic disruption. We remain focused on completing the merger with First Citizens Bank and creating a Top 20 U.S. financial institution to serve customers and communities with a broader set of banking solutions.”

Areas of Strategic Focus

•Received shareholder approval for the proposed merger with First Citizens Bancshares, Inc (FCB).

oAnticipate closing in mid-2021, subject to regulatory approval and the satisfaction of other customary closing conditions.

•Strategically repositioned investment securities portfolio - Monetized pre-tax gains of $83 million (noteworthy item), representing unrealized gains previously recorded in Accumulated Other Comprehensive Income (AOCI).

•Continued to reduce rates across all deposit channels, resulting in a decline of average deposit costs by 13 basis points compared to the prior quarter and 93 basis points compared to the year-ago quarter.

•Reduced operating expenses by $60 million compared to the year-ago quarter, or $50 million excluding noteworthy items, reflecting cost reduction initiatives and recognition of the Mutual of Omaha Bank (MOB) cost synergies.

•CET1 ratio improved to 10.9%, exceeding our target CET1 capital ratio of 10.5%.

•Maintained proactive portfolio management and disciplined underwriting standards:

oContinued Legacy Consumer Mortgage (LCM) loan sales - Sold $58 million of loans this quarter.

oEntered into definitive agreement to sell the Aviation Lending portfolio of approximately $700 million; expected to close in the second quarter.

oAllowance for credit losses (ACL) – 2.70% of loans.

[1]

Income to common shareholders excluding noteworthy items, Loss to common shareholders excluding noteworthy items and core loans and leases excluding MOB are all non-GAAP measures. See “Non-GAAP Measurements” at the end of this press release for a reconciliation of non-GAAP to GAAP financial information.

1

Select Financial Highlights*
				1Q21 change from
($ in millions)	1Q21	4Q20	1Q20	4Q20		1Q20

Net finance revenue(1)	$327	$335	$366	$(8)	-2%	$(39)	-11%
Non-interest income	230	161	131	69	43%	99	76%
Total net revenue(1)	557	496	496	61	12%	60	12%
Goodwill impairment	-	140	345	(140)	-100%	(345)	-100%
Operating expenses and (gain) loss on debt extinguishment	274	320	334	(46)	-14%	(60)	-18%
Income (loss) before credit provision	283	36	(183)	247	NM	465	NM
Provision for credit losses	(117)	(1)	514	(117)	NM	(631)	NM
Income (loss) before provision (benefit) for income taxes	400	37	(697)	364	NM	1,097	NM
Provision (benefit) for income taxes	96	28	(72)	68	NM	169	NM
Net income (loss)	304	9	(624)	295	NM	928	NM
Preferred stock dividends	3	12	4	(9)	-77%	(1)	-26%
Net income (loss) available to common shareholders	$301	$(4)	$(628)	$305	NM	$929	NM
Income (loss) available to common shareholders	$301	$(4)	$(628)	$305	NM	$929	NM
Noteworthy items(2)	(56)	152	390	(208)		(446)
Income (loss) available to common shareholders, excluding noteworthy items⁽¹⁾⁽²⁾	$245	$148	$(238)	$96	65%	$483	NM

Per common share
Diluted income (loss) per common share	$3.04	$(0.04)	$(6.40)	$3.07	NM	$9.44	NM
Diluted income (loss) per common share, excluding noteworthy items	$2.47	$1.50	$(2.43)	$0.97	64%	$4.90	NM
Average diluted common shares outstanding (in thousands)	99,076	98,569	98,089	507	1%	987	1%
Tangible book value per common share (TBVPS)(1)	$52.13	$51.34	$51.12	$0.78	2%	$1.00	2%

Balance Sheet
Average loans and leases (includes HFS and net of credit balances)	$42,424	$43,436	$43,910	$(1,013)	-2%	$(1,486)	-3%
Average core loans and leases(1) (includes HFS and net of credit balances)	40,770	41,625	41,754	(856)	-2%	(984)	-2%
Average earning assets (AEA)(1)	53,202	56,508	53,685	(3,306)	-6%	(482)	-1%
New business volume	2,443	2,825	3,592	(382)	-14%	(1,149)	-32%

Key performance metrics, continuing operations
Net finance margin(1)	2.46%	2.37%	2.73%	9bps		-27bps
Net efficiency ratio(1)	47.7%	62.7%	65.6%	NM		NM
Net charge-offs	0.15%	1.48%	0.57%	NM		-42bps
Return on AEA (ROAEA)(1)	2.26%	NM	NM	NM		NM
Return on tangible common equity (ROTCE)(1)	24.07%	8.37%	NM	NM		NM

Key performance metrics, continuing operations excluding noteworthy items
Net finance margin(1)(2)	2.46%	2.37%	2.73%	9bps		-27bps
Net efficiency ratio(1)(2)	54.6%	54.9%	62.2%	-27bps		NM
Net charge-offs	0.15%	1.48%	0.57%	NM		-42bps
ROAEA(1)(2)	1.84%	1.05%	NM	79bps		NM
ROTCE(1)(2)	19.65%	12.41%	NM	NM		NM

(1) Net finance revenue, total net revenue, TBVPS, AEA, net finance margin, net efficiency ratio, ROAEA, ROTCE and average core loans and leases are non-GAAP measures that management uses to evaluate the performance of the business. See "Non-GAAP Measurements" at the end of this press release for a reconciliation of non-GAAP to GAAP financial information, descriptions of the non-GAAP measures, and noteworthy items. TBVPS is detailed on page 15.

(2)We exclude noteworthy items due to their episodic nature and size. See "Non-GAAP Measurements" at the end of this press release for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.

*Certain balances may not sum due to rounding.

2

First Quarter Financial Highlights:

Net Revenue

•

Net finance revenue decreased $8 million reflecting lower average earning assets and lower purchase accounting accretion, partially offset by lower deposit costs. Net finance margin of 2.46% was up 9 bps from the prior quarter, driven by lower deposit costs across all deposit channels.

•

Other non-interest income was up $69 million from the prior quarter. Other non-interest income, excluding noteworthy items, decreased $14 million from the prior quarter to $147 million, reflecting lower fee income and seasonally lower factoring income, partially offset by higher gain on sales of securities.

Operating Expenses

•

Operating expenses decreased by $46 million to $274 million. Operating expenses, excluding noteworthy items and intangible asset amortization[2], decreased $14 million from the prior quarter to $259 million, primarily due to lower professional fees and lower FDIC insurance costs, partially offset by higher seasonal compensation costs.

Credit

•

Provision for credit losses was a net benefit of $117 million compared to a modest net benefit of $1 million in the prior quarter, reflecting the low level of net charge-offs and reduction in reserve of approximately $130 million.

o	The reduction in reserve is due to the continued improvement in the macroeconomic forecasts and credit loss trends, as well as lower loan balances.
•

Net charge-offs of $13 million were significantly lower as compared to $138 million or $27 million excluding the $111 million of net charge-off related to the Aviation Lending portfolio, which was transferred to held for sale (HFS) in the prior quarter.

•	Non-accruals increased by $77 million to $665 million, primarily within the Commercial Finance business.

Tax

•	The effective tax rate was 24%. The effective tax rate, excluding noteworthy items[3] was relatively flat.

Balance Sheet

•	Average loans and leases declined 2% primarily driven by lower origination volume, as well as continued run off and sales of the LCM portfolio and higher prepayments in Consumer Banking.
•	Loans and leases to deposits ratio was 91% at CIT Bank and 103% at consolidated CIT Group, a slight change in both ratios from the prior quarter.
•	CET1 ratio increased to 10.9%, reflecting quarterly earnings and a decrease in RWA.

[2]

Operating expenses, excluding noteworthy items and intangible asset amortization, is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release for a reconciliation of non-GAAP to GAAP financial information.

[3]

Effective tax rate, excluding noteworthy items is a non-GAAP measure. See "Non-GAAP Measurements" at the end of this press release for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.

3

Noteworthy Items

Financial results for the first quarter included the following noteworthy items,

•	$61 million (after-tax) ($0.62 per diluted common share) gain on sale of investment securities related to a strategic initiative to monetize unrealized gains within AOCI.
•	$5 million (after-tax) ($0.05 per diluted common share) related to FCB merger costs.

4

Income Statement Highlights:
Net Finance Revenue

Net Finance Revenue*				1Q21 change from
($ in millions)	1Q21	4Q20	1Q20	4Q20		1Q20

Interest income	$388	$415	$514	$(27)	-7%	$(126)	-24%
Net operating lease revenue
Rental income on operating leases	195	199	210	(4)	-2%	(15)	-7%
Depreciation on operating lease equipment	85	86	78	(1)	-1%	6	8%
Maintenance and other operating lease expenses	52	54	54	(3)	-5%	(2)	-4%
Total net operating lease revenue(1)	58	59	78	(1)	-1%	(20)	-25%
Interest expense	120	140	226	(20)	-14%	(106)	-47%
Net finance revenue (2)	$327	$335	$366	$(8)	-2%	$(39)	-11%

Average earning assets	$53,202	$56,508	$53,685	$(3,306)	-6%	$(482)	-1%
Net finance margin(2)	2.46%	2.37%	2.73%	9bps		-27bps

(1)Net operating lease revenue is a non-GAAP measure, and is reconciled in the table as a combination of GAAP balances, rental income on operating leases less depreciation on operating lease equipment and maintenance and other operating lease expenses. Net operating lease revenue is used by management to monitor portfolio performance and returns on purchased equipment.

(2)These balances and metrics are non-GAAP measures used to measure the profitability of our earning assets. See "Non-GAAP Measurements" at the end of this press release for a reconciliation of non-GAAP to GAAP financial information.

*Certain balances may not sum due to rounding.
•	Net finance revenue declined to $327 million from $335 million in the prior quarter.
o	Lower interest income resulting from lower average earning assets and lower purchase accounting accretion.
o	Lower rental income in Rail from downward lease repricing mostly offset by lower depreciation and maintenance costs and a customer settlement of $6 million that mostly benefited rental income.
o	Partially offset by lower deposit costs from lower rates.
•	Net finance margin (net finance revenue as a percentage of average earning assets) was 2.46%, a 9 bps increase from 2.37% in the prior quarter.
o	Lower weighted average deposit costs, primarily from lower rates in all deposit channels.
o	Mix shift resulting in lower average cash and investment balances.
o	Offset by lower yields on loans and investments and lower purchase accounting accretion.
•	Net finance revenue decreased $39 million compared to the year-ago quarter.
o	Lower market rates impacting income on loans, cash and investment securities.
o	Lower net operating lease income in Rail, primarily due to lower utilization and renewal rates and higher depreciation costs.
o	Partially offset by lower deposit costs from lower rates as well as a reduction in borrowing costs.
•	Compared to the year-ago quarter, net finance margin decreased 27 bps.
o	Lower market rates impacting yields on loans, interest earning cash and investment securities, as well as a higher mix of interest earning cash.
o	Lower operating lease yields in Rail.
o	Lower purchase accounting accretion.
o	Partially offset by lower weighted average deposit costs from lower rates in all deposit channels and a lower mix of borrowings.

5

Other Non-Interest Income

Other Non-Interest Income*				1Q21 change from
($ in millions)	1Q21	4Q20	1Q20	4Q20		1Q20

Fee income	$30	$36	$34	$(7)	-19%	$(4)	-13%
Factoring commissions	24	29	23	(5)	-18%	1	4%
Gains on leasing equipment, net of impairments	28	24	23	4	15%	5	20%
BOLI income	8	9	8	(0)	-5%	1	7%
Gains on investment securities, net of impairments	105	8	14	96	NM	91	NM
Property tax income	4	5	5	(1)	-11%	(1)	-11%
Other income	32	50	25	(18)	-37%	7	28%
Total other non-interest income	$230	$161	$131	$69	43%	$99	76%
Noteworthy items(1)	(83)	-	-	(83)		(83)
Total other non-interest income, excluding noteworthy items(1)(2)	$147	$161	$131	$(14)	-9%	$16	12%

*Certain balances may not sum due to rounding.
•	Other non-interest income was $230 million, up $69 million from the prior quarter.
•	Excluding the noteworthy item of $83 million, other non-interest income of $147 million was down from $161 million in the prior quarter.
o	Lower factoring commissions due to seasonally lower volumes.
o	Lower capital markets fees.
o

Reduction in other income reflected $3 million lower net gain on sale of LCM loans ($22 million in the current quarter compared to $25 million in the prior quarter), while the prior quarter included an $8 million litigation recovery.

o	Partially offset by higher gains on the sale of equipment, as well as higher gains on the sale of investment securities reflecting an increase in sale volume and favorable market rates.
▪	Note: $83 million of gains on investment securities relates to our strategic initiative to monetize unrealized gains on investment securities in AOCI and is included as a noteworthy item.
•	Other non-interest income was up $99 million from the year-ago quarter.
•	Other non-interest income excluding noteworthy items increased by $16 million compared to the year-ago quarter.
o	Higher gain on the sale of leasing equipment, driven by increased gains on the sale of equipment.
o	Higher gain on sale of investment securities.
o	Higher gain on LCM loan sales.
o	Credit Valuation Adjustment (CVA) gain of $3 million in the current quarter compared to an $8 million negative mark-to-market in the year-ago quarter related to customer derivatives.
o	Partially offset by lower capital markets fees.

6

Operating Expenses

Operating Expenses*				1Q21 change from
($ in millions)	1Q21	4Q20	1Q20	4Q20		1Q20

Compensation and benefits	$155	$153	$182	$2	2%	$(27)	-15%
Technology	33	36	39	(3)	-7%	(5)	-14%
Professional fees	14	28	25	(14)	-49%	(11)	-44%
Insurance	15	26	13	(11)	-43%	2	12%
Net occupancy expense	18	35	19	(17)	-49%	(1)	-6%
Advertising and marketing	4	4	17	(0)	-8%	(13)	-79%
Property tax expense	4	5	5	(0)	-6%	(0)	-8%
Intangible asset amortization	8	8	9	-	0%	(0)	-1%
Other expenses	23	26	27	(3)	-11%	(4)	-14%
Total operating expenses	274	320	334	(46)	-14%	(60)	-18%
Noteworthy items	7	39	17	(32)	-82%	(10)	-60%
Intangible asset amortization	8	8	9	-	0%	(0)	-1%
Operating expenses, excluding noteworthy items and intangible asset amortization(1)	$259	$272	$309	$(14)	-5%	$(50)	-16%
Net efficiency ratio(2)	47.7%	62.7%	65.6%	NM		NM
Net efficiency ratio, excluding noteworthy items and intangible asset amortization(2)	54.6%	54.9%	62.2%	-27bps		NM

(1)Operating expenses excluding intangible asset amortization and noteworthy items is used by management to compare period over period expenses. Due to the exclusion of intangible amortization and noteworthy items, this is considered a non-GAAP measure, as reconciled to total operating expenses in the table.

(2)These metrics are non-GAAP measures. See "Non-GAAP Measurements" at the end of this press release for details on the calculation and description of the use of the metric. See non-GAAP disclosures for reconciliation of total net revenues.

*Certain balances may not sum due to rounding.
•	Operating expenses were $274 million, down $46 million from the prior quarter.
•

Excluding noteworthy items and intangible asset amortization, operating expenses were $259 million, down $14 million compared to $272 million in the prior quarter reflecting lower FDIC Insurance costs and professional fees, partially offset by an increase from annual benefit restarts.

o	Noteworthy items in the current quarter included FCB merger costs.
o

The prior quarter noteworthy items included merger and integration costs from the MOB acquisition, FCB merger costs and a restructuring charge related to facilities impairment included in net occupancy expenses.

•	Operating expenses decreased by $60 million compared to the year-ago quarter.
•

Operating expenses excluding noteworthy items and intangible asset amortization decreased by $50 million compared to the year-ago quarter, reflecting cost reduction initiatives including the recognition of cost synergies from our MOB acquisition, as well as lower advertising and marketing costs mostly related to our Direct Bank deposit gathering activity.

•	The net efficiency ratio improved significantly to 48% from 63% in the prior quarter, reflecting noteworthy items in both periods.
•	The net efficiency ratio excluding noteworthy items and intangible asset amortization stayed flat at 55% from the prior quarter.
•

The net efficiency ratio was 66% in the year-ago quarter. The net efficiency ratio excluding noteworthy items and intangible asset amortization was 62% in the year-ago quarter. The improvement reflected a decline in operating expenses, that partially offset lower total net revenues.

Balance Sheet Highlights:
Average Earning Assets

Average Earning Assets*				1Q21 change from
($ in millions)	1Q21	4Q20	1Q20	4Q20		1Q20

Interest-bearing cash	$4,634	$6,244	$1,817	$(1,609)	-26%	$2,817	NM
Investment securities and securities purchased under agreement to resell	6,144	6,829	7,958	(684)	-10%	(1,814)	-23%
Loans and loans held for sale (net of credit balances of factoring clients)	34,592	35,591	36,494	(999)	-3%	(1,901)	-5%
Operating lease equipment, net (including held for sale)	7,831	7,845	7,416	(14)	0%	415	6%
Average earning assets (AEA)	$53,202	$56,508	$53,685	$(3,306)	-6%	$(483)	-1%

*All balances above are averages. Certain balances may not sum due to rounding.
•	AEA decreased by $3.3 billion from the prior quarter, driven by decreases in interest bearing cash, investments and loans.
o	The reduction in average interest-bearing cash and investments reflects our management of excess liquidity through our reductions in average deposits and borrowings.
o	Average loans and leases decreased 2% from the prior quarter.
o

Commercial Banking average loans and leases declined 1% while Consumer Banking average loans declined 7%; the decline in Consumer Banking was primarily driven by LCM run-off and loan sales, as well as higher prepayments in Consumer Lending.

•

At March 31, 2021, total cash (including non-interest-bearing cash), investment securities and securities purchased under agreement to resell was $10.4 billion, down from $11.1 billion at the end of the prior quarter.

o	End of period cash balances increased by $1.3 billion which was offset by declines in investments of $2.0 billion, reflecting the previously noted sales.
o	Investment securities are primarily High-Quality Liquid Securities.
•	AEA compared to the year-ago quarter decreased by $0.5 billion primarily from a reduction in loans and investments offset by growth in interest earning cash and operating lease equipment.
o

Commercial Banking average loans and leases declined modestly, driven by a reduction in Business Capital and Real Estate Finance divisions due to slower than expected recovery within certain sectors impacted by the pandemic, mostly offset by an increase in Rail.

o	Decrease in Consumer Banking average loans was primarily driven by LCM loan sales, and continued run-off, as well as higher prepayments overall.

7

Deposits and Borrowings

Average Deposits and Borrowings*				1Q21 change from
($ in millions)	1Q21	4Q20	1Q20	4Q20		1Q20

Interest-bearing checking	$3,442	$3,240	$2,927	$203	6%	$515	18%
Savings and money market	26,077	26,799	24,218	(722)	-3%	1,859	8%
Time deposits	9,781	10,875	11,900	(1,094)	-10%	(2,118)	-18%
Non-interest bearing checking	3,386	3,259	2,658	127	4%	728	27%
Total deposits	$42,687	$44,172	$41,703	$(1,485)	-3%	$984	2%

Online	$18,272	$19,509	$18,745	$(1,237)	-6%	$(473)	-3%
Branch	11,392	11,685	12,202	(293)	-3%	(810)	-7%
Commercial	4,306	4,646	3,275	(340)	-7%	1,031	31%
Brokered	2,378	2,605	2,606	(227)	-9%	(228)	-9%
Homeowners association	6,339	5,727	4,875	612	11%	1,463	30%
Total deposits	$42,687	$44,172	$41,703	$(1,485)	-3%	$984	2%

Secured borrowings	$1,006	$2,372	$2,308	$(1,367)	-58%	$(1,302)	-56%
Unsecured borrowings	4,448	4,732	4,465	(284)	-6%	(17)	0%
Securities sold under agreement to repurchase	-	-	178	-	NM	(178)	-100%
Total borrowings	$5,454	$7,104	$6,951	$(1,650)	-23%	$(1,498)	-22%

*All balances above are averages. Certain balances may not sum due to rounding.
•	Average deposits declined 3% from the prior quarter and represented 89% of CIT’s total funding as average borrowings also declined this quarter.
o	Decline in average deposits reflected strategic rate reductions, in all our deposit channels, reducing higher cost deposits and managing excess liquidity.
o	Partially offset by seasonally higher balances and strong organic growth in the HOA channel, reflecting our strategic growth initiatives for this channel.
o

Continued to shift the mix from time deposits to non-maturity deposits. Average non-maturity deposits currently represent 77% of total deposits, compared to 75% in the prior quarter and 71% in the year-ago quarter.

•	At March 31, 2021, deposits were down $1.0 billion, commensurate with the reduction in excess interest-bearing cash and investments.
•	The weighted average rate on average outstanding deposits decreased 13 bps to 0.57% from 0.70% in the prior quarter.
o	Decline primarily from lower rates across channels, along with a higher mix of lower cost HOA deposits and run off of higher cost Brokered deposits.
•	The weighted average rate on average outstanding deposits decreased 93 bps from 1.50% in the year-ago quarter, primarily from lower rates in all the deposit channels.
•	The loans and leases-to-deposits ratio at CIT Bank was 91% at March 31, 2021, slightly up from 90% at December 31, 2020, and down from 95% at March 31, 2020.
•

For consolidated CIT Group, the loans and leases-to-deposits ratio was 103% at March 31, 2021, down from 104% at December 31, 2020, and from 109% at March 31, 2020, reflecting the decline in both period end deposits and loans and leases.

•	Average unsecured borrowings comprised 9% of the funding mix, flat from the prior quarter.

8

o

The weighted average coupon on our unsecured senior and subordinated debt increased to 4.82% at March 31, 2021 from 4.75% at December 31, 2020, with a weighted average maturity of approximately 3.3 years and approximately 3.2 years, respectively.

o	On February 9, 2021, CIT redeemed 100% of the aggregate principal amount ($500 million) of the outstanding 4.125% Senior Notes due March 2021 at par.
•	Average secured borrowings comprised 2% of the funding mix, down from 5% from the prior quarter.
o	Secured borrowings at March 31, 2021 were down by $500 million reflecting a paydown of Federal Home Loan Bank debt late in the quarter.

Capital

Capital*				1Q21 change from
($ in millions, except per share amounts)	1Q21	4Q20	1Q20	4Q20		1Q20

Preferred stock	$525	$525	$525	$-	0%	$-	0%
Common stockholders' equity	$5,291	$5,198	$5,336	$93	2%	$(45)	-1%
Book value per common share (BVPS)	$53.41	$52.71	$54.24	$0.70	1%	$(0.84)	-2%
Tangible common equity(1)	$5,164	$5,063	$5,029	$101	2%	$135	3%
Tangible book value per common share (TBVPS)(2)	$52.13	$51.34	$51.12	$0.78	2%	$1.00	2%

Common shares outstanding (thousands)	99,066	98,609	98,366	457	0%	700	1%

Total risk-based capital(3)	$7,091	$6,863	$6,842	$228	3%	$249	4%
Risk-weighted assets(3)	$50,081	$51,847	$52,973	$(1,766)	-3%	$(2,892)	-5%
Total capital ratio(3)	14.2%	13.2%	12.9%	93bps		NM
CET1 ratio(3)	10.9%	10.0%	9.7%	86bps		NM

Common dividends paid	$35	$35	$35	$(0)		$(0)

(1)Tangible common equity is a non-GAAP measure that represents CIT’s common stockholders’ equity, less goodwill and intangible assets. Tangible common equity is considered a key financial performance measurement by management and is used by other financial institutions. See Non-GAAP measures at the end of this press release and page 15, the unaudited consolidated balance sheets table, for a reconciliation of Non-GAAP to GAAP financial information.

(2)TBVPS is a non-GAAP measure, which represents an adjusted common shareholders’ equity balance that has been reduced by goodwill and intangible assets. Tangible book value is used to compute a per common share amount, which is used to evaluate our use of equity. See Non-GAAP measures at the end of this press release and page 15.

(3)Balances and ratios on fully phased-in basis.
*Certain balances may not sum due to rounding.
•	Common stockholders’ equity increased modestly from the prior quarter, driven by the net income in the quarter, partially offset by the reduction on AOCI and dividend payouts.
o	Tangible book value per common share increased to $52.13 at March 31, 2021.
•	RWAs were down compared to the prior quarter reflecting lower loan balances.
•

The preliminary CET1 Capital ratio at March 31, 2021 of 10.9% increased from 10.0% at the end of the prior quarter, and the preliminary Total Capital ratio increased to 14.2% from 13.2% in the prior quarter.

o	Improvement was driven by an increase in net income, including the monetization of AOCI, and lower RWA, reflecting lower loan balances and off-balance sheet commitments.
•	Capital actions in the quarter included a regular quarterly cash dividend of $0.35 per common share, and a regular quarterly dividend of approximately $0.35 per Series B preferred share.
•

On April 20, 2021, CIT’s Board of Directors declared a quarterly cash dividend of $0.35 per common share on outstanding common stock payable on May 21, 2021 to common shareholders of record as of May 7, 2020.

9

•

On April 20, 2021, CIT’s Board of Directors declared a semi-annual cash dividend of $29 per share on outstanding Series A preferred stock payable on June 15, 2021 to Series A preferred shareholders of record as of May 28, 2021 and a quarterly cash dividend of approximately $0.35 per share on outstanding Series B preferred stock payable on June 15, 2021 to Series B preferred shareholders of record as of May 28, 2021.

Asset Quality:

Asset Quality*				1Q21 change from
($ in millions)	1Q21	4Q20	1Q20	4Q20		1Q20

(Benefit) provision for credit losses(1)	$(117)	$(1)	$514	$(117)	NM	$(631)	NM
Net charge-offs (NCOs)	$13	$138	$54	$(124)	-90%	$(40)	-75%
NCOs as a % of average loans	0.15%	1.48%	0.57%	NM		-42bps

Commercial Banking ACL	$828	$934	$938	$(106)	-11%	$(110)	-12%
Commercial Banking ACL as a % of loans	2.95%	3.26%	3.12%	-31bps		-17bps
Total ACL	$942	$1,064	$1,111	$(122)	-11%	$(169)	-15%
Total ACL as a % of loans	2.70%	2.94%	2.88%	-24bps		-18bps

Allowance for off-balance sheet credit exposures(1)	$69	$78	$120	$(10)	-12%	$(51)	-43%

Non-accrual loans	$665	$588	$382	$77	13%	$283	74%
Non-accrual loans as a % of loans	1.90%	1.63%	0.99%	27bps		91bps

(1) Includes amounts related to the allowance for off-balance sheet credit exposures on unfunded loan commitments, letters of credit and deferred purchase agreements. The allowance for off-balance sheet credit exposures are included in other liabilities.

*Certain balances may not sum due to rounding.

Provision

•

We had a net provision benefit of $117 million, compared to $1 million provision benefit in the prior quarter, resulting from a low level of net charge-offs and a reduction in reserve of approximately $130 million due to continued improvement in the macroeconomic forecasts and credit loss trends, as well as lower loan balances.

o	Commercial Banking had a net provision benefit of $104 million and Consumer Banking reflected a net benefit of $13 million.
o	The provision in the prior quarter consisted of an $23 million expense related to the Commercial Banking segment and $23 million net benefit in the Consumer Banking segment.
•

The provision in the year-ago quarter of $514 million included the $45 million noteworthy item related to the MOB acquisition, the adoption of CECL and the impact of the COVID-19 pandemic on the macroeconomic forecasts. The provision related to the Commercial Banking segment was $509 million and the remaining $5 million related to the Consumer Banking segment.

Net Charge-offs

•

Net charge-offs were $13 million (0.15% of average loans) compared to $138 million (1.48%) in the prior quarter, or $27 million (0.29%) excluding the impact of transferring the Aviation Lending portfolio to HFS, and $54 million (0.57%) in the year-ago quarter.

•	Net charge-offs in all periods were primarily reported in Commercial Banking.

10

Allowance for Credit Losses (ACL)

•

The ACL was $0.9 billion (2.70% of loans) at March 31, 2021, down from $1.1 billion (2.94% of loans) at December 31, 2020 and $1.1 billion (2.88% of loans) at March 31, 2020, primarily due to continued improvement in macroeconomic forecasts and credit loss trends along with lower loan balances.

o	In the Commercial Banking segment, the ACL was $828 million (2.95% of loans) at March 31, 2021, compared to $934 million (3.26%) at December 31, 2020 and $938 million (3.12%) at March 31, 2020.
o	In the Consumer Banking segment, the ACL was $114 million (1.66% of loans) at March 31, 2021, compared to $130 million (1.73%) at December 31, 2020 and $174 million (2.04%) at March 31, 2020.

Non-accrual Loans

•	Non-accrual loans were $665 million (1.90% of loans) at March 31, 2021, compared to $588 million (1.63%) at December 31, 2020 and $382 million (0.99%) at March 31, 2020.
•	In Commercial Banking, non-accrual loans were $453 million (1.61% of loans) at March 31, 2021, compared to $395 million (1.38%) at December 31, 2020 and $297 million (0.99%) at March 31,2020.
o	The increase from the prior quarter was primarily driven by loans in the power and energy vertical within Commercial Finance.
o	The increase from the year-ago quarter includes additions primarily in the Commercial Finance and Real Estate Finance divisions.
•	In Consumer Banking, non-accrual loans were $211 million (3.07% of loans) at March 31, 2021, an increase from $193 million (2.57%) at December 31, 2020, and $85 million (1.00%) at March 31, 2020.
o

The majority of these non-accrual loans relate to LCM ($139 million), which carry a significant discount and have strong loan-to-value ratios and are therefore not expected to result in significant losses.

o

The increase from the prior quarter was primarily driven by COVID-19 impacted loans within the Consumer and Community Banking division that became delinquent after the initial deferral period ended. Although delinquent and placed on non-accrual, these loans also have strong loan-to-value ratios and are therefore not expected to result in significant losses.

COVID-19 Related Deferments

•	As of March 31, 2021, loan balances on COVID-19 related deferral was $329 million or 1% of total loans, down from $459 million or 1% of total loans at December 31, 2020.
•	As of March 31, 2021, accrued rentals on operating leases related to accounts with COVID-19 modifications were $7 million unchanged from December 31, 2020.

11

About CIT

CIT is a leading national bank focused on empowering businesses and personal savers with the financial agility to navigate their goals. CIT Group Inc. (NYSE: CIT) is a financial holding company with over a century of experience and operates a principal bank subsidiary, CIT Bank, N.A. (Member FDIC, Equal Housing Lender). The company's commercial banking segment includes commercial financing, community association banking, middle market banking, equipment and vendor financing, factoring, railcar financing, treasury and payments services, and capital markets and asset management. CIT's consumer banking segment includes a national direct bank and regional branch network. Discover more at cit.com/about.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “will,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. In particular, any projections or expectations regarding our pending merger with First Citizens, our future revenues, expenses, earnings, capital expenditures, deposits or stock price, as well as the assumptions on which such expectations are based, are such forward-looking statements reflecting only our current judgment and are not guarantees of future performance or results. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that: (i) CIT is unsuccessful in implementing its strategy and business plan, including planned or potential acquisitions or divestitures; (ii) CIT is unable to react to and address key business and regulatory issues; (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements; (iv) CIT becomes subject to liquidity constraints and higher funding costs; (v) the parties to a transaction do not obtain regulatory or other approvals or satisfy closing conditions to the transaction on a timely basis, or at all, or approvals are subject to conditions that are not anticipated; or (vi) changes in asset quality and credit risk, interest rates and capital markets or other economic conditions. Further, additional factors relating to CIT’s pending merger with First Citizens could cause actual results to differ materially from any forward-looking statements, including (a) CIT’s and First Citizens’ ability to obtain regulatory approvals and meet other closing conditions to the merger and (b) delays in closing the merger. In addition statements about the potential effects of the COVID-19 pandemic on our business, results of operations and financial condition may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, action taken by government authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers and service providers  and on economies and markets more generally. We further describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the Securities and Exchange Commission , and in the definitive proxy statement regarding the pending merger with First Citizens that was filed by CIT with the Securities and Exchange Commission on December 23, 2020. Information regarding CIT’s capital ratios consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as CIT completes its financial statements. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Non-GAAP Measurements

Net finance revenue, net operating lease revenue and average earning assets are non-GAAP measurements used by management to gauge portfolio performance. Operating expenses excluding restructuring costs and intangible amortization is a non-GAAP measurement used by management to compare period over period expenses. Net efficiency ratio measures operating expenses (net of restructuring costs and intangible amortization) to our level of total net revenues. Total assets from continuing operations is a non-GAAP measurement used by management to analyze the total asset change on a more consistent basis. Tangible book value and tangible book value per common share are non-GAAP metrics used to analyze banks. Net income excluding noteworthy items, income from continuing operations excluding noteworthy items, and Return of Tangible Common Equity excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations.

CIT MEDIA RELATIONS:	CIT INVESTOR RELATIONS:
Gina Proia	Barbara Callahan
(212) 771-6008 Gina.Proia@cit.com	(973) 740-5058 Barbara.Callahan@cit.com

12

CIT GROUP INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income
(dollars in millions, except per share data)

	Quarters Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Interest income
Interest and fees on loans	$364.0	$387.2	$467.6
Other interest and dividends	24.1	28.0	46.0
Total interest income	388.1	415.2	513.6
Interest expense
Interest on deposits	61.2	77.7	156.6
Interest on borrowings	58.4	61.9	69.1
Total interest expense	119.6	139.6	225.7
Net interest revenue	268.5	275.6	287.9
Provision for credit losses	(117.4)	(0.5)	513.9
Net interest revenue, after credit provision	385.9	276.1	(226.0)
Non-interest income
Rental income on operating lease equipment	194.7	198.9	209.8
Other non-interest income	229.9	161.3	130.6
Total non-interest income	424.6	360.2	340.4
Non-interest expenses
Depreciation on operating lease equipment	84.7	85.5	78.3
Maintenance and other operating lease expenses	51.6	54.2	53.6
Operating expenses	274.0	319.6	334.4
Goodwill impairment	-	140.4	344.7
Gain on debt extinguishment and deposit redemption	0.1	0.1	-
Total non-interest expenses	410.4	599.8	811.0
Income (loss) before provision (benefit) for income taxes	400.1	36.5	(696.6)
Provision (benefit) for income taxes	96.3	27.9	(72.3)
Net income (loss)	$303.8	$8.6	$(624.3)
Less: preferred stock dividends	2.8	12.2	3.8
Net income (loss) available to common shareholders	$301.0	$(3.6)	$(628.1)

Basic income (loss) per common share	$3.05	$(0.04)	$(6.40)
Average number of common shares - basic (thousands)	98,812	98,569	98,089

Diluted income (loss) per common share	$3.04	$(0.04)	$(6.40)
Average number of common shares - diluted (thousands)	99,076	98,569	98,089

13

CIT GROUP INC. AND SUBSIDIARIES
Unaudited Consolidated Balance Sheets
(dollars in millions, except per share data)

	March 31,	December 31,	March 31,
	2021	2020	2020

Assets
Total cash and interest bearing cash	$5,348.6	$4,011.7	$3,698.5
Securities purchased under agreement to resell	75.0	150.0	-
Investment securities	4,937.9	6,889.0	6,128.6
Assets held for sale	757.4	721.2	73.2
Loans	34,957.5	36,144.6	38,530.4
Allowance for credit losses	(942.3)	(1,063.8)	(1,111.1)
Loans, net of allowance for credit losses	34,015.2	35,080.8	37,419.3
Operating lease equipment, net	7,733.4	7,836.6	7,488.1
Goodwill	-	-	146.8
Bank-owned life insurance	1,176.9	1,168.8	1,100.9
Other assets	2,004.7	2,248.5	2,881.3
Total assets	$56,049.1	$58,106.6	$58,936.7

Liabilities
Deposits	$42,024.7	$43,071.6	$42,162.1
Credit balances of factoring clients	1,471.1	1,719.9	1,023.7
Other liabilities	1,897.9	1,754.9	1,795.8
Borrowings
FHLB advances	600.0	1,100.0	3,050.0
Other secured and structured financings	7.6	6.1	561.3
Senior unsecured	3,737.1	4,236.3	3,975.5
Subordinated unsecured	495.0	494.9	494.5
Securities sold under agreement to repurchase	-	-	13.0
Total borrowings	4,839.7	5,837.3	8,094.3
Total liabilities	50,233.4	52,383.7	53,075.9
Equity
Stockholders' equity
Preferred stock	525.0	525.0	525.0
Common stock	1.6	1.6	1.6
Paid-in capital	6,914.3	6,892.0	6,873.3
Retained earnings	1,694.5	1,428.3	1,552.1
Accumulated other comprehensive income (loss)	(148.2)	35.7	66.8
Treasury stock, at cost	(3,171.5)	(3,159.7)	(3,158.0)
Total common stockholders' equity	5,290.7	5,197.9	5,335.8
Total equity	5,815.7	5,722.9	5,860.8
Total liabilities and equity	$56,049.1	$58,106.6	$58,936.7

Book Value Per Common Share

Common stockholders' equity	$5,290.7	$5,197.9	$5,335.8
Less: goodwill	-	-	146.8
Less: intangible assets	126.5	134.9	160.1
Tangible common equity	5,164.2	5,063.0	5,028.9

Book value per common share	$53.41	$52.71	$54.24
Tangible book value per common share(1)	$52.13	$51.34	$51.12
Outstanding common shares (in thousands)	99,066	98,609	98,366

(1)Tangible book value per common share is a non-GAAP measure, which represents an adjusted common shareholders’ equity balance that has been reduced by goodwill and intangible assets. Tangible book value per common share is used to compute a per common share amount, which is used to evaluate our use of equity.

14

CIT GROUP INC. AND SUBSIDIARIES
Average Balances and Rates
(dollars in millions)

	Quarters Ended
	March 31, 2021			December 31, 2020			March 31, 2020
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Interest bearing cash	$4,634.4	$1.3	0.11%	$6,243.6	$1.6	0.10%	$1,817.1	$5.6	1.23%
Investment securities and securities purchased under agreements to resell	6,144.3	22.8	1.48%	6,828.6	26.4	1.55%	7,957.9	40.4	2.03%
Loans and loans held for sale (net of credit balances of factoring clients)	34,592.3	364.0	4.21%	35,590.9	387.2	4.35%	36,493.6	467.6	5.13%
Operating lease equipment, net (including held for sale)	7,831.2	58.4	2.98%	7,845.3	59.2	3.02%	7,416.1	77.9	4.20%
Average earning assets (AEA)(Non-GAAP)	53,202.2	446.5	3.36%	56,508.4	474.4	3.36%	53,684.7	591.5	4.41%
Non-interest earning assets
Cash and due from banks	180.1			162.6			228.1
Allowance for credit losses	(1,055.0)			(1,186.1)			(763.7)
All other non-interest bearing assets	3,420.1			3,524.3			3,552.0
Total Average Assets	$55,747.4			$59,009.2			$56,701.1
Liabilities
Interest-bearing deposits and borrowings
Deposits	$39,300.8	61.2	0.62%	$40,913.3	77.7	0.76%	$39,045.0	156.6	1.60%
Borrowings	5,453.6	58.4	4.28%	7,103.6	61.9	3.49%	6,951.4	69.1	3.98%
Total interest-bearing liabilities	44,754.4	119.6	1.07%	48,016.9	139.6	1.16%	45,996.4	225.7	1.96%
Non-interest bearing deposits	3,385.9			3,258.7			2,657.9
Other non-interest bearing liabilities	1,845.3			1,981.9			1,599.5
Stockholders' equity	5,761.8			5,751.7			6,447.3
Total Average Liabilities and Stockholders' Equity	$55,747.4			$59,009.2			$56,701.1

15

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures
(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarters Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Total Net Revenues(1)
Interest income	$388.1	$415.2	$513.6
Rental income on operating lease equipment	194.7	198.9	209.8
Finance revenue (Non-GAAP)	582.8	614.1	723.4
Interest expense	119.6	139.6	225.7
Depreciation on operating lease equipment	84.7	85.5	78.3
Maintenance and other operating lease expenses	51.6	54.2	53.6
Net finance revenue (NFR)(2) (Non-GAAP)	326.9	334.8	365.8
Other non-interest income	229.9	161.3	130.6
Total net revenues (Non-GAAP)	$556.8	$496.1	$496.4

NFR (Non-GAAP)	$326.9	$334.8	$365.8
Net finance margin (NFR as a % of AEA)(NFM)(Non-GAAP)(2)	2.46%	2.37%	2.73%

Operating Expenses
Total operating expenses	$274.0	$319.6	$334.4
Noteworthy items(3)	6.9	38.9	17.1
Intangible asset amortization	8.4	8.4	8.5
Operating expenses, excluding noteworthy items	$258.7	$272.3	$308.8

Total net revenues (Non-GAAP)	$556.8	$496.1	$496.4
Noteworthy items	(83.0)	-	-
Total net revenues, excluding noteworthy items (Non-GAAP)	$473.8	$496.1	$496.4
Net Efficiency Ratio(4) (Non-GAAP)	47.7%	62.7%	65.6%
Net Efficiency Ratio, excluding noteworthy items(4) (Non-GAAP)	54.6%	54.9%	62.2%

Average Earning Assets(5)
Average Earning Assets (Non-GAAP)	$53,202.2	$56,508.4	$53,684.7

	March 31,	December 31,	March 31,
	2021	2020	2020
Period End Earning Assets(5)
Loans	$34,957.5	$36,144.6	$38,530.4
Operating lease equipment, net	7,733.4	7,836.6	7,488.1
Assets held for sale	757.4	721.2	73.2
Credit balances of factoring clients	(1,471.1)	(1,719.9)	(1,023.7)
Interest-bearing cash	5,191.0	3,837.1	3,477.8
Investment securities and securities purchased under agreement to resell	5,012.9	7,039.0	6,128.6
Total earning assets (Non-GAAP)	$52,181.1	$53,858.6	$54,674.4

Average core Loans and Leases(6)
Total average loans (incl HFS, net of credit balances)	$34,592.3	$35,590.9	$36,493.6
Total average operating lease equipment (incl HFS)	7,831.2	7,845.3	7,416.1
Total average loans and leases	42,423.5	43,436.2	43,909.7
Average non-core portfolio, LCM	1,653.7	1,810.8	2,155.8
Average core loans and leases	$40,769.8	$41,625.4	$41,753.9

16

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarters Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
ROTCE(7)
Tangible book value (Non-GAAP, reconciled on Balance Sheet table)	$5,164.2	$5,063.0	$5,028.9
Average tangible common equity (Non-GAAP)	$5,105.1	$4,972.1	$5,268.1

Income (loss) from continuing operations available to common shareholders	$301.0	$(3.6)	$(628.1)
Goodwill impairment, after tax	-	101.5	339.0
Intangible asset amortization, after tax	6.2	6.1	6.9
Non-GAAP income (loss) from continuing operations - for ROTCE calculation	$307.2	$104.0	$(282.2)
Return on average tangible common equity	24.07%	8.37%	NM
Non-GAAP income (loss) from continuing operations (from the following non-GAAP noteworthy tables)	$244.6	$148.2	$(238.4)
Intangible asset amortization, after tax	6.2	6.1	6.9
Non-GAAP income (loss) from continuing operations - for ROTCE calculation, excluding noteworthy items	$250.8	$154.3	$(231.5)
Preferred dividend normalization	(4.7)	4.7	(4.7)
Non-GAAP (loss) income from continuing operations - for ROTCE calculation, excluding noteworthy items and preferred dividend normalization	$246.1	$159.0	$(236.2)
Return on average tangible common equity, after noteworthy items	19.65%	12.41%	NM
Return on average tangible common equity, after noteworthy items and preferred dividend normalization	19.28%	12.79%	NM

Effective Tax Rate Reconciliation(8)
Provision (benefit) for income taxes - GAAP	$96.3	$27.9	$(72.3)
Income tax on noteworthy items	(19.7)	27.5	16.9
Provision (benefit) for income taxes, before noteworthy items - Non-GAAP	$76.6	$55.4	$(55.4)
Income tax - remaining discrete items	7.3	4.7	3.0
Provision (benefit) for income taxes, before noteworthy and discrete tax items - Non-GAAP	$83.9	$60.1	$(52.4)
Income (loss) before (benefit) provision for income taxes - GAAP	$400.1	$36.5	$(696.6)
Noteworthy items before tax	(76.1)	179.3	406.6
Adjusted income (loss) before (benefit) provision for income taxes and discrete items - Non-GAAP	$324.0	$215.8	$(290.0)
Effective tax rate - GAAP	24.1%	76.4%	10.4%
Effective tax rate, before noteworthy items - Non-GAAP	23.6%	25.7%	19.1%
Effective tax rate, before noteworthy and tax discrete items - Non-GAAP	25.9%	27.8%	18.1%

(1)Total net revenues are the combination of net finance revenue and other income, and are therefore considered a non-GAAP measurement. Total net revenues are an aggregation of all sources of revenue for the Company. Total net revenues are used by management to monitor business performance.

(2)Net finance margin and net finance margin, excluding noteworthy items are non-GAAP measures. Net finance margin is calculated by dividing net finance revenue by AEA. Net finance revenue is a non-GAAP measurement reflecting net interest revenue (interest and fees on loans, interest on interest-bearing cash, and interest/dividends on investments less interest expense on deposits and borrowings) plus net operating lease revenue (rental income on operating lease equipment less depreciation on operating lease equipment and maintenance and other operating lease expenses). Due to the nature of our loans and leases, which include a higher proportion of operating lease equipment than most bank holding companies (“BHCs”), certain financial measures commonly used by other BHCs are not as meaningful for CIT. As such, net finance margin is used by management, compared to net interest margin (a common metric used by other BHCs), which does not fully reflect the earnings of our portfolio because it includes the impact of debt costs of all our assets but excludes the net operating lease revenue. AEA is a non-GAAP measure that is calculated using balances of earning assets (the sum of loans (less the credit balances of factoring clients), operating lease equipment, net, assets held for sale, interest-bearing cash, investment securities, securities purchased under agreements to resell, and indemnification asset.

(3)Management believes that adjusting for noteworthy items provides a measure of the underlying performance of the Company. Noteworthy items and the impact on various income statement line items are presented in a forthcoming table. Not all periods contain noteworthy items.

(4)Net efficiency ratio is a non-GAAP measurement used by management to measure operating expenses (before intangible asset amortization and restructuring costs) to the level of total net revenues. In order to assist in comparability to other quarters, we further adjusted the calculation due to other noteworthy items.

(5)Earning assets are utilized in certain revenue and earnings ratios. Earning assets are net of credit balances of factoring clients. This net amount represents the amounts we fund. We use the average of these balances (AEA) to calculate various metrics noted in this release.

(6)Average core loans and leases is a non-GAAP measure due to the exclusion of the portfolios listed in the table. Management uses this balance to gauge the trend in the remaining portfolio.

(7)Net income and income from continuing operations are adjusted to remove the impact of goodwill impairment and intangible asset amortization, while the average tangible common equity is reduced for disallowed deferred tax assets. In order to assist in comparability to other quarters, we also present the calculation excluding noteworthy items. Return on average tangible common equity is another metric used to evaluate our use of equity and evaluate the performance of our business. These are non-GAAP measures.

(8)The provision for income taxes before noteworthy and discrete items, adjusted income from continuing operations and the respective effective tax rates are non-GAAP measures, which management uses for analytical purposes to understand the Company’s underlying tax rate.

17

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions, except per share data)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

Net income (loss) excluding noteworthy items is a non-GAAP measure used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations. The following provides detailed information of each noteworthy item and the impact on various income statement line items for the respective periods. Not all periods contain noteworthy items.

		Pre-Tax	Income	After-tax	Per
Description	Line Item	Balance	Tax(2)	Balance	Share

Quarter Ended March 31, 2021
Net income available to common shareholders				$301.0	$3.04
Gains on sales of investment securities	Other non-interest income	$(83.0)	$21.5	(61.5)	(0.62)
FCB merger costs	Operating expenses	6.9	(1.8)	5.1	0.05
Non-GAAP net income available to common shareholders, excluding noteworthy items(1)				$244.6	$2.47

Quarter Ended December 31, 2020
Net loss available to common shareholders				$(3.6)	$(0.04)
Facilities impairment charges	Operating expenses	$17.9	$(4.5)	13.4	0.14
FCB merger costs	Operating expenses	11.4	(2.9)	8.5	0.09
MOB merger and integration costs	Operating expenses	9.6	(2.4)	7.2	0.07
Goodwill impairment	Goodwill impairment	140.4	(38.9)	101.5	1.03
Deferred tax liability adjustment	Provision for income taxes		21.2	21.2	0.22
Non-GAAP net income available to common shareholders, excluding noteworthy items(1)				$148.2	$1.50

Quarter Ended March 31, 2020
Net loss available to common shareholders				$(628.1)	$(6.40)
MOB day 1 provision	Provision for credit losses	$44.8	$(8.1)	36.7	0.37
MOB merger and integration costs	Operating expenses	17.1	(3.1)	14.0	0.14
Goodwill impairment	Goodwill impairment	344.7	(5.7)	339.0	3.46
Non-GAAP net loss available to common shareholders, excluding noteworthy items(1)				$(238.4)	$(2.43)

(1)Items may not sum due to rounding.
(2)Income tax rates vary depending on the specific item and the entity location in which it is recorded.

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